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Exhibit 10(j)(i)(b)

SECOND AMENDMENT
DATED AS OF OCTOBER 25, 2002
TO RECEIVABLES SALE AGREEMENT
DATED AS OF SEPTEMBER 28, 2002

        THIS SECOND AMENDMENT (the "Amendment"), dated as of October 25, 2002, is entered into among Albany International Receivables Corporation (the "Seller"), Albany International Corp. (the "Initial Collection Agent," and, together with any successor thereto, the "Collection Agent"), ABN AMRO Bank N.V., as agent for the Purchaser (the "Agent"), the committed purchasers party thereto (the " Committed Purchasers") and Amsterdam Funding Corporation, a Delaware corporation ("Amsterdam");

WITNESSETH:

        WHEREAS, the Seller, Collection Agent, Agent, Committed Purchasers and Amsterdam have heretofore executed and delivered a Receivables Sale Agreement, dated as of September 28, 2001 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"),

        WHEREAS, the parties hereto desire to amend the Sale Agreement as provided herein;

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Sale Agreement shall be and is hereby amended as follows:

        Section 1.    The defined term "Liquidity Termination Date" appearing in Schedule I to the Sale Agreement is hereby amended by deleting the date "October 25, 2002" appearing in clause (d) thereof and inserting in its place the date "September 26, 2003".

        Section 2.    The defined term "Eligible Receivable" appearing in Schedule I to the Sale Agreement is hereby amended by deleting the reference to "35%" appearing in clause (ii) thereof and inserting in its place " 50%".

        Section 3.    The defined term "Loss Reserve" appearing in Schedule I to the Sale Agreement is hereby amended by deleting the reference to "20.0%" appearing in clause (i)(a) thereof and inserting in its place "16%".

        Section 4.    The defined term "Loss Horizon Ratio" appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

    "Loss Horizon Ratio" means, at any time, a fraction (expressed as a ratio) the numerator of which is the aggregate Outstanding Balance of Receivables generated by the Originators during the most recent five month period and the denominator of which is the Eligible Receivables Balance as of the last day of such period.

        Section 5.    The defined term "Obligor Concentration Limit" appearing in Schedule I to the Sale Agreement is hereby amended by deleting the table appearing therein and inserting in its place the following table:

S&P Rating	Moody's Rating	Allowable % of Eligible Receivables
A- or higher	A3 or higher	16.0%
BBB+	Baa1	12.0%
BBB	Baa2	10.0%
BBB-	Baa3	8.0%
Below BBB- or Not Rated by either S&P or Moody's	Below Baa3 or Not Rated by either S&P or Moody's	4.0%

        Section 6.    Clause (g) of the defined term "Termination Event" is hereby amended in its entirety and as so amended shall read as follows:

          (g) the average Delinquency Ratio for the three most recent Settlement Periods exceeds 10.0%, the average Default Ratio for the three most recent Settlement Periods exceeds 6.0%, the average Dilution Ratio for the three most recent Settlement Periods exceeds 5.0%, the Loss-to Liquidation Ratio for the most recent Settlement Period exceeds 1.0% or the average Turnover Ratio for the three most recent Settlement Periods exceeds 90 days; or

        Section 7.    The defined term "Delinquent Receivable" is hereby amended in its entirety and as so amended shall read as follows:

          "Delinquent Receivable" means any Receivable (other than a Charge-Off or Defaulted Receivable) on which any amount is unpaid more than 60 days after the due date therefor.

        Section 8.    The following proviso is hereby added to the end of Section 5.1(m):

          ; provided, however, that any Originator and Seller may agree to an adjustment of the purchase price for any Receivable originated by such Originator and sold to Seller under the Purchase Agreement, without the consent of the Agent, provided that the purchase price paid for such Receivable by Seller shall be an amount not less than adequate consideration that represents fair value for such Receivable.

        Section 9.    The following sentence shall be inserted at the end of Section 9.11:

          The provisions of this Section 9.11 shall survive the termination of this Agreement.

        Section 10.    The following sentence shall be inserted at the end of Section 9:12:

          The provisions of this Section 9.12 shall survive the termination of this Agreement.

        Section 11.    This Amendment shall become effective on the date the Agent has received (i) counterparts hereof executed by the Seller, Collection Agent, each Purchaser, Amsterdam and the Agent, (ii) the acknowledgment and consent in the form set forth below duly executed and delivered by the Parent and (iii) a $25,000 amendment fee payable to the Agent.

        Section 12.1.    This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        Section 12.2.    Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

        Section 12.3.    This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO BANK N.V., as the Agent, as the Committed Purchaser
By:	/s/ THOMAS J. CHIATE Thomas J. Chiate Title: SVP
By:	/s/ THOMAS M. GRENCY Thomas M. Grency Title: VP
AMSTERDAM FUNDING CORPORATION
By:	/s/ ANDREW L. STIDD Andrew L. Stidd Title: President
ALBANY INTERNATIONAL RECEIVABLES CORPORATION, as Seller
By:	/s/ CHARLES J. SILVA, JR. Charles J. Silva, Jr. Title: Vice President and Secretary
ALBANY INTERNATIONAL CORP., as Initial Collection Agent
By:	/s/ DAVID C. MICHAELS David C. Michaels Title: Vice President, Treasury and Tax

GUARANTOR'S ACKNOWLEDGMENT AND CONSENT

        The undersigned, Albany International Corp., has heretofore executed and delivered the Limited Guaranty dated as of September 28, 2001 (the "Guaranty") and hereby consents to the Amendment to the Sale Agreement as set forth above and confirms that the Guaranty and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Sale Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

ALBANY INTERNATIONAL CORP.
By:	/s/ FRANK R. SCHMELER Frank R. Schmeler Title: Chief Executive Officer

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SECOND AMENDMENT DATED AS OF OCTOBER 25, 2002 TO RECEIVABLES SALE AGREEMENT DATED AS OF SEPTEMBER 28, 2002
WITNESSETH
GUARANTOR'S ACKNOWLEDGMENT AND CONSENT